UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION

12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TIMOTHY PLAN

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1055 Maitland Center Commons

Maitland, FL 32751

(Address of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Timothy Plan US Large/Mid Cap Core Enhanced ETF	NYSE Arca, Inc.
Timothy Plan High Dividend Stock Enhanced ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.        X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates:            033-73248

Securities to be registered pursuant to Section 12(g) of the Act:            Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 105 to the Registrant’s Registration Statement on Form N-1A (File Nos. 811-08228 and 033-73248), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001193125-21-154195 (40 Act)) on May 7, 2021, which is incorporated herein by reference.

The Registrant currently consists of 17 separate series. The series to which this filing relates and its IRS Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Timothy Plan US Large/Mid Cap Core Enhanced ETF	87-1103263
Timothy Plan High Dividend Stock Enhanced ETF	87-1084847

Item 2.    Exhibits

A.

Registrant’s Agreement and Declaration of Trust, dated December 16, 1993, is incorporated herein by reference to Exhibit 3 to the Trust’s Post-Effective Amendment No. 4 to its Registration Statement on Form N-1A (File Nos. 033-73248; 811-08228), as filed with the SEC via EDGAR on April 29, 1996 (Accession Number: 0000950109-96-002479).

B.

Registrant’s By-Laws, dated December 16, 1993, is incorporated by reference to Exhibit (a)(1)(ii) of Post-Effective Amendment No. 4 to its Registration Statement on Form N-1A (File Nos. 033-73248; 811-08228), as filed with the SEC via EDGAR on April 29, 1996 (Accession Number: 0000950109-96-002479).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMOTHY PLAN

July 13, 2021

/s/ Douglas Ally
By: Douglas Ally Title: Assistant Secretary